Exhibit 99.1

AVAX One Strengthens Balance Sheet Through Successful Restructuring of Convertible Debt Facility

Company Retires Approximately $6.8 million of Its Convertible Debt Facility

WEST PALM BEACH, FL, August 5, 2026 - AVAX One Technology Ltd. (NASDAQ: AVX) (“AVAX One” or the “Company”) today announced that it has completed a restructuring of certain outstanding convertible debentures. The transactions included (i) the full repayment, retirement and cancellation of debentures held by two institutional investors and (ii) the reduction in the outstanding principal amount of a debenture held by another institutional investor and the amendment of certain provisions of that investor’s debenture, including a key-person covenant and increasing the covenant governing the minimum amount of cash and bitcoin the Company is required to maintain from $100,000 to $3.5 million.

In connection with the restructuring, the Company reduced its outstanding principal under those debentures by approximately $6.8 million and paid related repayment premiums and accrued interest thereon. The restructuring was funded with cash on hand and the reduction of the escrow receivable from one of the investors.

“We’re pleased to have successfully restructured our convertible debt facility, which meaningfully strengthens our balance sheet and reduces near-term liabilities,” said Peter Wylie, Interim CEO of AVAX One. “With the restructuring now complete, we can focus our attention on executing our strategy across our Avalanche digital asset treasury, bitcoin mining operations, and modular data center initiatives to drive long-term shareholder value.”

Additional information regarding the restructuring is included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 5, 2026.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (NASDAQ: AVX) is a digital infrastructure company accelerating the transition to an onchain financial economy. The Company maintains a strategic Avalanche digital asset treasury, accumulating AVAX and generating onchain yield through native staking and ecosystem participation. It also operates bitcoin mining facilities and is developing modular data centers. These three pillars give public market investors unique exposure to both the onchain economy and the digital infrastructure layer. For more information, please visit www.avax-one.com.

Forward Looking Statements

This press release includes forward-looking information within the meaning of Canadian securities laws forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the expected benefits of restructuring the Company’s debentures, including the impact on long-term shareholder value, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, and the Company’s future financial condition and performance. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements except to the extent required by applicable law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

AVX@elevate-ir.com

Media Contact

Ethan Lyle

Prospero

avax-one@prospero.agency